Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

ESGEN Acquisition Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(7)	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Class A Common Stock	Rule 457(f)(1)	9,796,555(2)	$11.08(3)	$108,545,829.40	0.00011020	$11,961.75

	Equity	Warrants	Rule 457(f)(1)	27,840,000(4)	—	—	0.00011020	—

	Equity	Class A Common Stock underlying Warrants	Rule 457(g)(1)	27,840,000(5)	$11.54(6)	$321,273,600(7)	0.00011020	$35,404.35

Fees Previously Paid	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—

	Total Offering Amounts					$429,819,429.40		$47,366.10

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$47,366.10

(1)

All securities being registered will be issued by ESGEN Acquisition Corporation, a Cayman Islands exempted company (“ESGEN”), following its domestication (the “Domestication”) as a Delaware corporation. In connection with the Domestication, (a) ESGEN will change its name to as to be determined by the parties to the business combination described in this registration statement and the accompanying proxy statement/
prospectus (“New PubCo”), (b) each issued and outstanding Class A ordinary share, par value $0.0001 per share (the “ESGEN Class A Shares”), and each issued and outstanding Class B ordinary share, par value $0.0001 per share, of ESGEN (the “ESGEN Class B Shares”) will be converted into one share of Class A common stock, par value $0.0001 per share, of New PubCo (the “New PubCo Class A Common Stock”) and (c) each issued and outstanding whole warrant to purchase ESGEN Class A Shares will automatically represent the right to purchase one share of New PubCo Class A Common Stock at an exercise price of $11.50 per share on the terms and conditions set forth in the ESGEN warrant agreement. In connection with the business combination described in this registration statement and the accompanying proxy statement/prospectus, promptly following the Domestication, New PubCo will contribute all of its assets (excluding its interests in ESGEN OpCo, LLC, a Delaware limited liability company and wholly owned subsidiary of ESGEN (“OpCo”)) to OpCo in exchange for Class A common units and warrants of OpCo and (ii) the holders of all of the interests in Sunergy Renewables, LLC, a Nevada limited liability company (the “Sunergy Company Interests”), will contribute to OpCo the Sunergy Company Interests in exchange for class B units of OpCo and shares of Class V common stock, par value $0.0001 per share, of New PubCo.

(2)

Represents (i) 2,896,555 ESGEN Class A Shares underlying units issued in ESGEN’s initial public offering and, (ii) 6,900,000 ESGEN Class B Shares, in each case as described in the registration statement and the accompanying proxy statement/prospectus.

(3)

Estimated pursuant to Rule 457(f)(1) under the Securities Act of 1933, as amended (the “Securities Act”) and solely for the purpose of calculating the registration fee, based on the average of the high and low prices of ESGEN Class A Shares on the Nasdaq Global Market on September 12, 2023 ($11.08 per ESGEN Class A Share).

(4)

Represents the maximum number of New PubCo warrants issuable in exchange for ESGEN warrants outstanding immediately prior to the Domestication, of which 13,800,000 are public warrants and 14,040,000 are private warrants.

(5)

Represents the maximum number of shares of New PubCo Class A Common Stock issuable upon exercise of New PubCo warrants. Each New PubCo warrant will entitle its holder to purchase one share of New PubCo Class A Common Stock at a price of $11.50 per share (subject to adjustment).

(6)

The maximum number of New PubCo warrants and shares of New PubCo Class A Common Stock issuable upon exercise of the New PubCo warrants are being simultaneously registered hereunder. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the New PubCo warrants has been allocated to the shares of underlying New PubCo Class A Common Stock. The registration fee is estimated pursuant to Rules 457(f)(1) and 457(g)(1) under the Securities Act and solely for the purpose of calculating the registration fee, based on the average of the high and low prices of an ESGEN Public Warrant on the Nasdaq Global Market on September 12, 2023 of $0.04 and the exercise price of an ESGEN Public Warrant of $11.50, respectively.

(7)

Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued resulting from stock splits, stock dividends or similar transactions.

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